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POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of
Judith A. Vitale and Cynthia C. McVeigh, signing singly, the undersigned's true and lawful
attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Firstwave Technologies, Inc.
(the "Company"),
Forms 3, 4 and 5 in
accordance with Section 16( a) of the Securities Exchange Act of 1934
and
the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such
form with the United States Securities and Exchange Commission and any
 stock exchange or
similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney
 shall be in such
form and shall contain such terms and conditions as such attorney-in-fact may
 approve in such
attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power
 and
authority to
do and perform any and every act and thing whatsoever requisite, necessary , or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to
all intents and purposes
as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confIrming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the
undersigned is no
longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF. the undersigned has caused this Power of Attorney to be executed as of this ~ day of nov .2002.
~Ic!('{).rd ,. BYD~
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